Exhibit 5.25

[Letterhead of Ballard Spahr LLP]

December 19, 2012

Reynolds Group Holdings Limited Level Nine 148 Quay Street Auckland 1140 New Zealand	Reynolds Group Issuer (Luxembourg) S.A. 6C Rue Gabriel Lippmann, L-5365 Munsbach Grand Duchy of Luxembourg

Reynolds Group Issuer Inc. c/o National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover, Delaware 19904	Graham Packaging Holdings Company c/o National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover, Delaware 19904

Reynolds Group Issuer LLC c/o National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover, Delaware 19904	Graham Recycling Company, L.P. c/o National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover, Delaware 19904

Re:	Registration Statement on Form F-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as Pennsylvania counsel to Graham Packaging Holdings Company, a Pennsylvania limited partnership (“GPHC”), and Graham Recycling Company, L.P., a Pennsylvania limited partnership (“Recycling” and, together with GPHC, the “Opinion Parties”), in connection with the Opinion Parties’ guarantee under the Senior Secured Notes Indenture (as defined below), of certain senior notes (the “Exchange Notes”) of Reynolds Group Holdings Limited, Reynolds Group Issuer Inc., Reynolds Group Issuer LLC and Reynolds Group Issuer (Luxembourg) S.A. (collectively, the “Issuers”), in connection with the exchange offer to be made pursuant to a Registration Statement on Form F-4, File No. 333-185285 (such registration statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed on December 5, 2012 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Issuers under the Exchange Notes will be guaranteed by the Opinion Parties, along with certain other guarantors.

In our capacity as Pennsylvania counsel, we have examined copies of executed originals or of counterparts of the following documents:

(a) the Registration Statement;

(b) the $3,250,000,000 in 5.75% Senior Secured Notes due 2020 issued by Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) (collectively, the “Issuers”) pursuant to the Senior Secured Notes Indenture (as defined below);

(c) the Indenture with respect to the Senior Secured Notes, dated as of September 28, 2012 (as may be amended or supplemented from time to time, the “Senior Secured Notes Indenture”), among the Issuers, the guarantors signatory thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar (the “Trustee”), Wilmington Trust (London) Limited, as additional collateral agent, and The Bank of New York Mellon, London Branch, as paying agent;

(d) a copy of (i) a Subsistence Certificate issued by the Secretary of the Commonwealth of Pennsylvania, with respect to the GPHC, dated as of December 18, 2012 (the “GPHC Subsistence Certificate”), (ii) the Certificate of Limited Partnership of GPHC certified by the Secretary of the

Reynolds Group Holdings Limited

Reynolds Group Issuer Inc.

Reynolds Group Issuer LLC

Reynolds Group Issuer (Luxembourg) S.A.

Graham Packaging Holdings Company

Graham Recycling Company, L.P.

December 19, 2012

Commonwealth of Pennsylvania on March 14, 2012 (the “GPHC Certificate of Limited Partnership”), and (iii) the Sixth Amended and Restated Agreement of Limited Partnership of GPHC (the “GPHC LPA”; and together with the GPHC Certificate of Limited Partnership, the “GPHC Charter Documents”); and

(e) a copy of (i) a Subsistence Certificate issued by the Secretary of the Commonwealth of Pennsylvania, with respect to the Recycling, dated as of December 18, 2012 (the “Recycling Subsistence Certificate”), (ii) the Certificate of Limited Partnership of Recycling certified by the Secretary of the Commonwealth of Pennsylvania on March 14, 2012 (the “Recycling Certificate of Limited Partnership”), and (iii) the Amended and Restated Agreement of Limited Partnership of Recycling (the “Recycling LPA”; and together with the Recycling Certificate of Limited Partnership, the “Recycling Charter Documents”).

The opinion given in paragraph 1 below is based upon the GPHC Subsistence Certificate and the Recycling Subsistence Certificate.

We have reviewed such other documents and have made such examinations of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials, and, as to matters of fact material to our opinion also without independent verification, on representations made in the Indenture and certificates and other inquiries of officers of the Opinion Parties.

We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the completeness of all documents reviewed by us.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1. Each Opinion Party is a limited partnership presently subsisting under the laws of the Commonwealth of Pennsylvania.

2. Each Opinion Party has all necessary limited partnership power and authority, as the case may be, to enter into, deliver and perform its obligations under the Senior Secured Notes Indenture and to incur and perform the obligations provided therein.

3. Each Opinion Party has taken all necessary limited partnership action, as the case may be, to authorize the execution, delivery and performance of the Senior Secured Notes Indenture and the Senior Secured Notes Indenture has been duly executed and delivered on behalf of such Opinion Party.

4. The execution and delivery by each Opinion Party of the Senior Secured Notes Indenture, the consummation of the transactions contemplated thereby and compliance by each Opinion Party with its obligations under the Senior Secured Notes Indenture, (a) will not contravene any provision of such Opinion Party’s Charter Documents, and (b) does not violate any law of the Commonwealth of Pennsylvania that we have, in the exercise of customary professional diligence, recognized as applicable to each Opinion Party or to transactions of the type contemplated by the Senior Secured Notes Indenture.

Reynolds Group Holdings Limited

Reynolds Group Issuer Inc.

Reynolds Group Issuer LLC

Reynolds Group Issuer (Luxembourg) S.A.

Graham Packaging Holdings Company

Graham Recycling Company, L.P.

December 19, 2012

5. No consent, waiver, approval, authorization or order of any Pennsylvania court or governmental authority of the Commonwealth of Pennsylvania is required for the execution, delivery and performance by any Opinion Party of the Senior Secured Notes Indenture, except (a) as have been obtained and are in full force and effect or (b) as may be required by applicable state securities or blue sky laws.

We express no opinion as to the law of any jurisdiction other than the Commonwealth of Pennsylvania.

We understand that you will rely as to matters of Pennsylvania law upon this opinion in connection with the matters set forth herein. In addition, we understand that Debevoise & Plimpton LLP (“Debevoise”) will rely as to matters of Pennsylvania law upon this opinion in connection with an opinion to be rendered by it relating to the Opinion Parties. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of Pennsylvania law upon this opinion.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to our attention after the date of effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.25 to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ballard Spahr LLP